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                                                                    EXHIBIT 99.7

                            Consent of Person Named
                         as About to Become a Director


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Alan Magdovitz, hereby consent to be named as a person about to become a director of Blount International, Inc. in the Registration Statement on Form S-4 of Blount International, Inc. dated July 15, 1999.



                                                     /s/ ALAN MAGDOVITZ
                                                     ___________________________
                                                      Alan Magdovitz



Dated: